Exhibit T3B-5

COPART 5 PARTICIPAÇÕES S.A.

Companies Register Identification Number NIRE 33 3 0029428-7

Taxpayer Identification Number CNPJ/MF n° 12.278.083/001-64

MINUTES OF THE MEETING OF THE EXECUTIVE BOARD

HELD ON APRIL 1, 2013

1.	DATE, TIME AND PLACE: Held on April 1st (first), 2013, at 10:00 am, at the head office of the Company, located at Rua Siqueira Campos, n° 37, 2° andar—Copacabana.

2.	ATTENDANCE: The CEO, Mr. Roberto Terziani, and the Chief Financial Officer, Mr. Paulo Altmayer Gonçalves, as well as Ms. Luciana de Assis Serra Alves, as Secretary.

3.	AGENDA: (i) Approve alteration of the address of the head office of the Company; and (ii) Authorize the adoption of all the measures necessary to effectuate the resolutions in item (i).

4.	RESOLUTIONS: When the meeting started, the Directors appointed Mrs. Luciana de Assis Serra Alves to act as Secretary of the works. Afterwards, with respect to item (i) of the Agenda, the Officers, in conformity with article 3 of the Bylaws, decided to approve the alteration of the address of the head office of the Company to Rua General Polidoro, 99. 5º andar, parte—Botafogo. Rio de Janeiro-RJ. CEP 22.280-004. With reference to item (ii) of the Agenda, the adoption by the Executive Board or by the regularly appointed attorneys-in-fact of all the measures necessary to effectuate the matter, which the resolution to which the resolution of item (i) of these minutes refers was authorized, including, but not only the applicable measures with the Brazilian Federal Revenue Service [Secretaria da Receita Federal do Brasil—SRF], the National Register of Legal Entities (CNPJ/MF), and Trade Register, among other competent public bodies.

5.	SIGNATURES: Having nothing further to discuss, the meeting was adjourned, of which, for the record, these minutes were drawn up, which, after having been read and approved, are signed by those present, (signatures) Luciana de Assis Serra Alves – Secretary of the Meeting; Roberto Terziani – Chief Executive Office; and Paulo Altmayer Gonçalves – Chief Financial Officer.

This certificate is a true copy of the minutes, which were drawn up in the appropriate book.

Rio de Janeiro, April 1, 2013.

Luciana de Assis Serra Alves

Secretary

COPART 5 PARTICIPAÇÕES S.A.

Companies Register Identification Number NIRE 33 3 0029428-7

Taxpayer Identification Number CNPJ/MF 12.278.083/0001-64

MINUTES OF EXTRAORDINARY GENERAL MEETING OF COPART 5 PARTICIPAÇÕES S.A.

held on August 10, 2010, drawn up in summary format, as provided in Article 130, Paragraph 1 of Act No. 6.404/76.

1.	Place, Time and Date: Held on August 10, 2010, at 11h, at the head office of Copart 5 Participações S.A. (“Company”), at Rua Siqueira Campos, n° 37, 2º andar—Copacabana - Rio de Janeiro/RJ.

2.	Attendance: The shareholder of the Company representing the entire capital stock attended the meeting, call notice was waived pursuant to the terms of Paragraph 4 of article 124 of Act No. 6.404/76. The presence of the CEO, Mr. Roberto Terziani and of Mrs. Daniella Geszikter Ventura was also recorded.

3.	Agenda: (1) Alteration of the duration of the Company, with the consequent change of the wording of art. 4 of the Company’s Bylaws.

4.	Chairman and Secretary of the Meeting: Chairman: Roberto Terziani; Secretary: Daniella Geszikter Ventura.

5.	Resolutions: By proposal of the Chairman, the shareholder present unanimously decided to draw up the minutes to which this Extraordinary General Meeting in summary form refers, as well as its publication with omission of the signatures, pursuant to the terms of article 130 of Act No. 6.404/76. Reading of the matters contained in the agenda was also unanimously waived. The shareholders present decided unanimously:

5.1	Approve alteration of the Company’s duration, which is now 12 (twelve) years.

5.2	Approve, as a consequence of the resolution above, alteration of article 4 of the Bylaws, which will come into effect with the following wording:

“Art. 4 – The duration of the Company is 12 (twelve) years, beginning on the date of its organization, terminating on 08.15.2022.”

6.	Adjournment: And, having nothing further to decide, the works were suspended for the time necessary to draw up these Minutes. When the session was reopened, these minutes were read, approved and signed by the Secretary, by the Chairman of the Board and by all the shareholders.

7.	Signatures: Chairman of the Board—Roberto Terziani; Secretary—Daniella Geszikter Ventura; Shareholder: Brasil Telecom S.A. Rio de Janeiro, August 10, 2010.

This version is a true copy of the original counterpart drawn up in the appropriate book.

Rio de Janeiro, August 10, 2010.

Daniella Geszikter Ventura

Secretary

COPART 5 PARTICIPAÇÕES S.A.

Companies Register Identification Number NIRE 33 3 0029428-7

Taxpayer Identification Number CNPJ/MF 12.278.083/0001-64

MINUTES OF EXTRAORDINARY GENERAL MEETING OF COPART 5 PARTICIPAÇÕES S.A.

held on August 06, drawn up in summary format, as set forth in Art. 130, Paragraph 1 of Act No. 6.404/76.

1.	Place, Time and Date: Held on August 06, 2010, at 03:00 pm, at the head office of Copart 4 Participações S.A. (“Company”), at Rua Siqueira Campos, n° 37, 2º andar—Copacabana - Rio de Janeiro/RJ.

2.	Attendance: The shareholder of the Company representing the entire capital stock attended the meeting, call notice was waived pursuant to the terms of Paragraph 4 of article 124 of Act No. 6.404/76. The presence of the CEO, Mr. Roberto Terziani and of Ms. Daniella Geszikter Ventura was also recorded.

3.	Agenda: (1) Approve the contribution of real property to the Company’s equity, with consequent increase of its capital stock, without the issuance of shares; (2) Having in view the resolution of item 1, approve amendment to article 5 of the Company’s Bylaws; (3) Ratify the appointment and hiring of Apsis Consultoria Empresarial Ltda., with head office at Rua da Assembleia, No. 35—12° andar, in the City and State of Rio de Janeiro, taxpayer identification number CNPJ/MF 27.281.922/0001-70 (“Apsis”), as the company responsible for preparation of the valuation report, at book value, of the real property owned by Telemar Norte Leste S.A., in compliance with the provisions of article 8 of Act No. 6.404/76, in order for these to be transferred to the capital stock of the Company (“Valuation Report”); (4) Examine, discuss and decide on the Valuation Report, prepared by Apsis, in connection with the real property to be incorporated to the Company’s equity; and (5) Establish the newspapers where the legal publications of the Company will be made.

4.	Chairman and Secretary of the Meeting: Chairman: Roberto Terziani: Secretary: Daniella Geszikter Ventura.

5.	Resolutions: By proposal of the Chairman, the shareholders present decided, unanimously, to draw up these minutes to which this Extraordinary General Meeting in summary form refers, as well as on its publication with omission of the signatures, pursuant to the terms of article 130 of Act No. 6.404/76. Reading of the matters set forth in the agenda was also unanimously approved. The shareholder present decided unanimously to:

5.1	Approve the contribution of the real property mentioned below to the shareholders’ equity of the Company, with consequent increase of its capital stock in the amount of R$ 83,572,264.27 (eighty three million, five hundred seventy-two thousand, two hundred sixty-four reais and twenty seven cents), which corresponds to the book valuation of the real property performed by Apsis Consultoria Empresarial Ltda., with head office at Rua da Assembleia, No. 35—12° andar, in the City and State of Rio de Janeiro, CNPJ/MF No. 27.281.922/0001-70 (“Apsis”). Thus, the capital stock, which was R$1,000.00 (one thousand reais), becomes R$ 83,573,264.27 (eighty three million, five hundred seventy-three thousand, two hundred sixty-four reais and twenty seven cents), without the issuance of new shares.

5.1.1	It is herein agreed that, after the duration of the Company has expired, as set forth in article 4 of its Bylaws, the real property contributed to its capital stock shall automatically return to the controlling shareholder, Brasil Telecom S.A., so that the Company is expressly forbidden from disposing of such real property to third parties.

5.2	As a consequence of the approval of the increase of the capital stock, article 5 of the Bylaws shall have the following wording:

“Art. 5—The capitaI stock of the Company, fully subscribed and paid in, in Brazilian domestic currency, is R$ 83,573,264.27 (eighty three million, five hundred seventy-three thousand, two hundred sixty-four reais and twenty seven cents) divided into 1,000 (one thousand) common shares, all registered and without par value.”

This page is an integral part of the Minutes of Extraordinary General Meeting of Copart 4 Participações S.A., held on August 06, 2010, at 03:00 pm

5.3	Ratify and approve hiring the Apsis specialized company, as valuation company in charge of preparing the Valuation Report, at book value, of the real property of Telemar Norte Leste S.A., which will be transferred to the capital stock of the Company, in compliance with the provisions of article 8 of Act No. 6.404/76. The respective Valuation Report has already been prepared on this date;

5.4	Approve the Valuation Report, at book value, of the real property of Telemar Norte Leste S.A., identified below, prepared in compliance with the provisions of article 8 of Act No. 6.404/76 and which constitutes Annex 1 hereto, being authenticated by the board and subsequently filed at the registry office of the Company:

Registration– RGI	Registration and Copying	Address	Number	Neighborhood	City	State	Registry Office	Value
Total								14.618.761
78045	Reg.							1.124.520
78044	Reg.							1.124.520
78047	Reg.							1.124.520
78043	Reg.							1.124.520
78050	Reg.	SCN, QUADRA 03, BLOCO A, ASA NORTE (ANDARES: TERRENO, DEPÓSITO, SOBRELOJA, 1º, 4º 5º PAVIMENTOS)					2nd REAL ESTATE REGISTER BRASÍLIA	1.124.520
78051	Reg.
78049	Reg.
78048	Reg.
78052	Reg.
78053	Reg.
78054	Reg.
78055	Reg.
2657	Reg.
Total								7.227.085
101109	Reg.	SCS, QUADRA 02, BLOCO E EDIFÍCIO PROJEÇÃO 21, ASA SUL (ANDARES: TERRENO, 2º SS 1º SS/PARTE, TÉRREO, MEZANINO, 2º, 3º, 5º, 8º, 9º, 10º, 11º 14º / PARTE, COBERTURA)	0	BRASÍLIA	BRASÍLIA	DF	1st REAL ESTATE REGISTER OF THE FEDERAL DISTRICT	481.806
130952	Reg.							481.806
101109	Reg.							481.806
130952	Reg.							481.806
130951	Reg.							481.806
130950	Reg.							481.806
130953	Reg.							481.806
130954	Reg.							481.806
130955	Reg.							481.806
130957	Reg.							481.806
130960	Reg.							481.806
130961	Reg.							481.806
130962	Reg.							481.806
130963	Reg.							481.806
130964	Reg.							481.806
130966	Reg.							481.806
130967	Reg.							481.806
131436	Reg.	PORTO ALEGRE – AV. BORGES DE MEDEIROS	0	MATRIZ	PORTO ALEGRE	RS	REAL ESTATE REGISTER OF THE 1st ZONE – P. ALGRE	13.191.436
52018	Reg.	RUA 3 ESQ. C/ RUA 7, Nº 700, QD. 8, LT. 65/41/67/43	0	CENTRO	GOIÂNIA	GO	REAL ESTATE REGISTER OF THE 4th CIRCUMSCRIPTION JUDICIAL DISTRICT OF GOIÂNIA	1.305.776
136846	Reg.	RUA RUI BARBOSA, 3040	0	CENTRO	CAMPO GRANDE	MS	REAL ESTATE REGISTER OF THE 1st CIRCUMSCRIPTION	3.454.938
17111	Reg.	RUA GENERAL OSÓRIO, 3442	0	0	CASCAVEL	PR	1st REAL ESTATE REGISTER OF THE FEDERAL DISTRICT	720.480
58454	Reg.	SEPN 508, LOTE 9, ASA NORTE	0	BRASÍLIA	BRASÍLIA	DF	2nd REAL ESTATE REGISTER – BRASÍLIA	974.468

This page is an integral part of the Minutes of Extraordinary General Meeting of Copart 4 Participações S.A., held on August 06, 2010, at 03:00 pm

Registration– RGI	Registration and Copying	Address	Number	Neighborhood	City	State	Registry Office	Value
33263	Reg.	RUA VISCONDE DE NACAR, 1415	0	CENTRO	CURITIBA	PR	REAL ESTATE REGISTER OF THE 6th CIRCUMSCRIPTION – CURITIBA	1.857.943
5091	Reg.	QUADRAS 8 E 10, SETOR COMERCIAL	0	SOBRADINHO	SOBRADINHO	DF	7th REAL ESTATE REGISTER OF THE FEDERAL DISTRICT	655.328
Total								2.170.052
43708	Reg.	RUA NEO ALVES MARTINS, 2250	0	0	MARINGÁ	PR	REAL ESTATE REGISTER – 1st OFFICE OF MARINGÁ	1.085.026
58948	Reg.							1.085.026
Total								574.953
11215	Reg.	AVENIDA SILVA JARDIM, 3019	0	ÁGUA VERDE	CURITIBA	PR	REAL ESTATE REGISTER OF THE 6th CIRCUMSCRIPTION – CURITIBA	114.991
11216	Reg.							114.991
11217	Reg.							114.991
11218	Reg.							114.991
12790	Reg.							114.991
16613	Reg.	RUA GUSTAVO SCHIER, 216	0	PINHEIRINHO	CURITIBA	PR	REAL ESTATE REGISTER OF THE 3rd CIRCUMSCRIPTION – CURITIBA	314.938
4154	Reg.	FAZENDA APUCARANA GRANDE	0	0	MAUA DA SERRA	PR	REAL ESTATE REGISTER OF THE JUDICIAL DISTRICT OF ORTIGUEIRA	65.961
13763	Reg.	TRECHO 02 DO SETOR SMPW/SUL, ÁREA ESPECIAL	0	PARK WAY	BRASÍLIA	DF	4th REAL ESTATE REGISTER OF THE FEDERAL DISTRICT	410.869
6658	Reg.	SHC/AO-SUL, ÁREA ESPECIAL 02, EA-06/08	0	CRUZEIRO	CRUZEIRO	DF	1st REAL ESTATE REGISTER OF THE FEDERAL DISTRICT	915.643
95454	Reg.	LOTE 02, QMSW-04, SHCSW	0	SUDOESTE	SUDOESTE	DF	1st REAL ESTATE REGISTER OF THE FEDERAL DISTRICT	984.611
21674	Reg.	LOTE 01, ÁREA CENTRAL 03, SETOR HABITACIONAL RIACHO FUNDO	0	RIACHO FUNDO I	RIACHO FUNDO I	DF	4th REAL ESTATE REGISTER OF THE FEDERAL DISTRICT	256.876
102958	Reg.	EQ C-10 e EQ C-11 SETOR CENTRAL	0	TAGUATINGA	TAGUATINGA	DF	3rd REAL ESTATE REGISTER OF THE FEDERAL DISTRICT	749.915
Total								1.123.259

This page is an integral part of the Minutes of Extraordinary General Meeting of Copart 4 Participações S.A., held on August 06, 2010, at 03:00 pm

Registration– RGI	Registration and Copying	Address	Number	Neighborhood	City	State	Registry Office	Value
24066	Reg.	RUA DES. GIL COSTA, 472	0	ESTREITO	FLORIANÓPOLIS	SC	3rd REAL ESTATE REGISTER—FLORIANÓPOLIS	48.837 48.837 48.837 48.837 48.837 48.837 48.837 48.837 48.837 48.837 48.837 48.837 48.837 48.837 48.837 48.837 48.837 48.837 48.837 48.837 48.837 48.837 48.837
24067	Reg.
24068	Reg.
24069	Reg.
24070	Reg.
24071	Reg.
24072	Reg.
24073	Reg.
24074	Reg.
24075	Reg.
24076	Reg.
24077	Reg.
24078	Reg.
24079	Reg.
24080	Reg.
24081	Reg.
24082	Reg.
24083	Reg.
24084	Reg.
24085	Reg.
24086	Reg.
24087	Reg.
24088	Reg.
106390	Reg.	ENTREQUADRA EQS 112 E EQS 113, LOTE B, ASA SUL	0	BRASÍLIA	BRASÍLIA	DF	1st REAL ESTATE REGISTER OF THE FEDERAL DISTRICT	48.837
176235	Reg.	LOTE 01, QUADRA 103, AVENIDA RECANTO DAS EMAS	0	RECANTO DAS EMAS	RECANTO DAS EMAS	DF	3rd REAL ESTATE REGISTER OF THE FEDERAL DISTRICT	414.330
Total								1.322.101
43931	Reg.	PELOTAS – RUA XV DE NOVEMBRO	0	SEDE CTMR	PELOTAS	RS	REAL ESTATE REGISTER OF THE 2nd ZONE – PELOTAS	330.525
43010	Reg.							330.525
43014	Reg.							330.525
43009	Reg.							330.525
Total								21.969
33350	Reg.	AV. BRASIL, 371 – ESQ. REP. ARGENTINA – PRÉDIO ADMINISTRATIVO	0	PONTA AGUDA	BLUMENAU	SC	1st REAL ESTATE REGISTER	3.138
33352	Reg.							3.138
33351	Reg.							3.138
33347	Reg.							3.138
33348	Reg.							3.138
33349	Reg.							3.138
52209	Copying							3.138
13695	Reg.	AVENIDA JOSE MARIA DE BRITO, 715	0	0	FOZ DO IGUAÇU	PR	1st REAL ESTATE REGISTER	102.767
13425	Copying	RUA MARECHAL FLORIANO, 1037	0	0	FOZ DO IGUAÇU	PR	1st REAL ESTATE REGISTER	194.698
49088	Reg.	AVENIDA ANITA GARIBALDI, 351	0	JUVEVE	CURITIBA	PR	CURITIBA – 2nd REAL ESTATE REGISTER	218.456
26732	Reg.	RUA ANNE FRANK, 687	0	BOQUEIRAO	CURITIBA	PR	REAL ESTATE REGISTER OF THE 4th CIRCUMSCRIPTION JUDICIAL DISTRICT OF CURITIBA	587.357

This page is an integral part of the Minutes of Extraordinary General Meeting of Copart 4 Participações S.A., held on August 06, 2010, at 03:00 pm

Registration– RGI	Registration and Copying	Address	Number	Neighborhood	City	State	Registry Office	Value
34957	Reg.	ÁREA ESPECIAL A, QUE 22	0	GUARÁ	GUARÁ	DF	4th REAL ESTATE REGISTER OF THE FEDERAL DISTRICT	234.825
36892	Reg.	RUA REINALDINO SCHAFFEMBERG QUADROS, 593	0	CRISTO REI	CURITIBA	PR	REAL ESTATE REGISTER OF THE 3rd CIRCUMSCRIPTION JUDICIAL DISTRICT OF CURITIBA	164.256
176236	Reg.	LOTE 01, QUADRA 113, AVENIDA RECANTO DAS EMAS	0	RECANTO DAS EMAS	RECANTO DAS EMAS	DF	3rd REAL ESTATE REGISTER – FEDERAL DISTRICT	379.695
2656	Reg.	ÁREA ESPECIAL A, TRECHO 10, SHI NORTE	0	LAGO NORTE	LAGO NORTE	DF	2nd REAL ESTATE REGISTER – FEDERAL DISTRICT	283.665
Total								671.888
67820	Reg.	RUA MAJOR CAPILE, 735	0	JARDIM CARAMURU	DOURADOS	MS	REAL ESTATE REGISTER – MS	167.972
63966	Reg.							167.972
15208	Reg.							167.972
15209	Reg.							16.972
84040	Reg.	SQS 407, ENTRADA DA QUADRA	0	BRASÍLIA	BRASÍLIA	DF	1st REAL ESTATE REGISTER – FEDERAL DISTRICT	503.095
22485	Reg.	AV. PRESIDENTE NEREU RAMOS, Nº 120	0	CENTRO	LAGES	SC	REAL ESTATE AND MORTGAGES REGISTER—JUDICIAL DISTRICT OF LAGES	940.072
27654	Reg.	RUA NAGIB DAHER, 649	0	0	APUCARANA	PR	1st REAL ESTATE REGISTER – APUCARANA	860.284
56805	Reg.	SANTA MARIA – RUA VENANCIO AIRES	0	SANTA MARIA	SANTA MARIA	RS	REAL ESTATE REGISTER – SANTA MARIA	343.632
Total								276.358
101725	Reg.	PORTO ALEGRE – AV. APARICIO BORGES	0	PATERNO N	PORTO ALEGRE	RS	REAL ESTATE REGISTER OF THE 3rd ZONE – PORTO ALEGRE	23.030
101724	Reg.							23.030
101723	Reg.							23.030
101722	Reg.							23.030
100058	Reg.							23.030
98097	Reg.							23.030
30970	Reg.							23.030
37594	Reg.	ÁREA ESPECIAL F, SETOR 3ª AVENIDA	0	NÚCLEO BANDEIRANTE	NÚCLEO BANDEIRANTE	DF	4th REAL ESTATE REGISTER – FEDERAL DISTRICT	125.059
18261	Reg.	RUA DEPUTADO ATILIO DE LAMEIDA BARBOSA, 154	0	BOA VISTA	CURITIBA	PR	2nd REAL ESTATE REGISTER – CURITIBA	279.914

This page is an integral part of the Minutes of Extraordinary General Meeting of Copart 4 Participações S.A., held on August 06, 2010, at 03:00 pm

Registration– RGI	Registration and Copying	Address	Number	Neighborhood	City	State	Registry Office	Value
86389	Reg.	RUA PEDRO VIRIATO PARIGOT DE SOUZA, 4120	0	ORLEANS	CURITIBA	PR	REAL ESTATE REGISTER OF THE 8th CIRCUMSCRIPTION – CURITIBA	438.408
14755	Reg.	RUA PRUDENTE DE MORAES, 25	0	0	UNIÃO DA VITÓRIA	PR	REAL ESTATE REGISTER OF THE 1st CIRCUMSCRIPTION – UNIÃO DA VITÓRIA	86.703
Total								237.182
167189	Reg.	QS-417, CONJUNTO G, LOTES 1 E 2	0	SAMAMBAIA	SAMAMBAIA	DF	3rd REAL ESTATE REGISTER – FEDERAL DISTRICT	118.591
167190	Reg.							118.591
55373	Reg.	SHI/SUL, QI 21, CONJUNTO G	0	LAGO SUL	LAGO SUL	DF	1st REAL ESTATE REGISTER – FEDERAL DISTRICT	324.744
60050	Reg.	SHI/NORTE, CA 08, CONJUNTO 06, BLOCO A	0	LAGO NORTE	LAGO NORTE	DF	2nd REAL ESTATE REGISTER – FEDERAL DISTRICT	430.883
35187	Reg.	RUA TAMOIO, 684	0	0	PATO BRANCO	PR	1st REAL ESTATE REGISTER – JUDICIAL DISTRICT OF PATO BRANCO	233.782
6916	Reg.	LOTE 16, PRAÇA 2, SETOR CENTRAL	0	GAMA	GAMA	DF	5th REAL ESTATE REGISTER – FEDERAL DISTRICT	346.718
13416	Tran	AVENIDA VEREADOR TOALDO TULIO, 2119	0	SANTA FELICIDADE	CURITIBA	PR	REAL ESTATE REGISTER OF THE 9th CIRCUMSCRIPTION – JUDICIAL DISTRICT OF CURITIBA	111.122
Total								579.048
90975	Reg.	RUA PRINCESA IZABEL, 157	0	CENTRO	JOINVILLE	SC	REAL ESTATE REGISTER OF THE 1st CIRCUMSCRIPTION – JOINVILLE	289.524 289.524
95404	Reg.
882	Reg.	AVENIDA BRASIL, 4188	0	0	UMUARAMA	PR	1st REAL ESTATE REGISTER – JUDICIAL DISTRICT OF UMUARAMA	281.962
45002	Reg.	RUA LUIZ FRANÇA, 170	0	CAJURU	CURITIBA	PR	4th REAL ESTATE REGISTER – JUDICIAL DISTRICT OF CURITIBA	63.792
98384	Reg.	SHI/SUL, QI 26, CONJUNTO A	0	LAGO SUL	LAGO SUL	DF	REAL ESTATE REGISTER – FEDERAL DISTRICT	194.616

This page is an integral part of the Minutes of Extraordinary General Meeting of Copart 4 Participações S.A., held on August 06, 2010, at 03:00 pm

Registration– RGI	Registration and Copying	Address	Number	Neighborhood	City	State	Registry Office	Value
30908	Reg.	CAXIAS DO SUL – RUA 20 DE SETEMBRO	0	CAXIAS DO SUL	CAXIAS DO SUL	RS	REAL ESTATE REGISTER OF THE 2nd ZONE – CAXIAS DO SUL	85.224
1744	Reg.	AV. NS-1 QD. ACSU SO-20, CONJ. 2, LT.06	0	CENTRO	PALMAS	TO	REAL ESTATE REGISTER – JUDICIAL DISTRICT OF PALMAS	526.446
13389	Reg.	QNN-33, ÁREA ESPECIAL E, SETOR N	0	CEILÂNDIA	CEILÂNDIA	DF	4th REAL ESTATE REGISTER – CEILANDIA	399.592
13042	Reg.	ÁREA ESPECIAL 04, QE 44, SRIA, GUARÁ II	0	GUARÁ	GUARÁ	DF	4th REAL ESTATE REGISTER – FEDERAL DISTRICT	600.666
9527	Reg.	RUA SALDANHA MARINHO, 150	0	0	PONTA GROSSA	PR	REAL ESTATE REGISTER OF THE 1st CIRCUMSCRIPTION – PONTA GROSSA	29.996
23888	Reg.	EQNP-10/14, ÁREA ESPECIAL A RUA REPÚBLICA ARGENTINA, 351-PONTA AGUDA	0	PONTA AGUDA	BLUMENAU	SC	2nd REAL ESTATE REGISTER – JUDICIAL DISTRICT OF BLUMENAU	1.930.871
Total								372.550
33210	Reg.	PORTO ALEGRE – AV. BALTAZAR DE OLIVEIRA GARCIA	0	JARDIM ITU	PORTO ALEGRE	RS	REAL ESTATE REGISTER OF THE 4th ZONE – PORTO ALEGRE	62.092
33198	Reg.							62.092
33199	Reg.							62.092
33200	Reg.							62.092
33201	Reg.							62.092
33202	Reg.							62.092
Total								323.914
13671	Reg.	RUA VICENTE MACHADO, 1646	0	0	GUARAPUAVA	PR	1st REAL ESTATE REGISTER – GUARAPUAVA	161.957
13497	Reg.							161.957
Total								47.714
22425	Reg.	RUA VEREADOR ROMEU LAURO WERLANG, 1055	0	0	FRANCISCO BELTRÃO	PR	REAL ESTATE REGISTER – JUDICIAL DISTRICT OF FRANCISCO BELTRÃO	11.928
4696	Reg.							11.928
4695	Reg.							11.928
17677	Reg.							11928
49909	Reg.	AV. 15 DE DEZEMBRO ESQ. C/ SÓCRATES DINIZ	0	CENTRO	ANÁPOLIS	GO	REAL ESTATE REGISTER – 2nd CIRCUMSCRIPTION – ANAPOLIS	192.878
Total								320.187
45696	Reg.	AVENIDA LAGOA VERMELHA	0	0	CASCAVEL	PR	1st REAL ESTATE REGISTER – CASCAVEL	64.037
36935	Reg.							64.037
41051	Reg.							64.037
38897	Reg.							64.037
42073	Reg.							64.037
100429	Reg.	PORTO ALEGRE – AV PROTASIO ALVES	0	ALTO PETROPOLIS	PORTO ALEGRE	RS	REAL ESTATE REGISTER OF THE 3rd ZONE – PORTO ALEGRE	754.762
Total								722.303
3949	Reg.	AVENIDA BRASIL, 378 – CENTRO	0	CENTRO	RIO BRANCO	AC	1st REAL ESTATE REGISTER – RIO BRANCO	361.152
3959	Reg.							361.152
36770	Reg.	RUA PROFESSOR JOÃO CANDIDO, 556	0	0	LONDRINA	PR	1st REAL ESTATE REGISTER – LONDRINA	344.794
Total								346.899

This page is an integral part of the Minutes of Extraordinary General Meeting of Copart 4 Participações S.A., held on August 06, 2010, at 03:00 pm

Registration– RGI	Registration and Copying	Address	Number	Neighborhood	City	State	Registry Office	Value
17530	Reg.	PORTO ALEGRE – AV. GETÚLIO VARGAS	0	MENINO DEUS	PORTO ALEGRE	RS	REAL ESTATE REGISTER 5th ZONE – PORTO ALEGRE	86.725
17531	Reg.							86.725
17529	Reg.							86.725
17528	Reg.							86.725
Total								142.936
141337	Reg.	AV. T-2 Nº 1270, QD. 55, LT. 4/5	0	ST. BUENO	GOIÂNIA	GO	REAL ESTATE REGISTER OF THE 1st CIRCUMSCRIPTION – GOIÂNIA	47.645
141119	Reg.							47.645
141118	Reg.							47.645
54410	Reg.	AV. GETÚLIO VARGAS, 222	0	CENTRO	CRICIÚMA	SC	1st REAL ESTATE REGISTER – CRICIÚMA	397.689
13113	Reg.	RUA NUNES MACHADO, 1891	0	PAROLIN	CURITIBA	PR	REAL ESTATE REGISTER OF THE 7th CIRCUMSCRIPTION – CURITIBA	1.084.564
801	Reg.	BLOCO C, QUADRA 02, SETOR COMERCIAL CENTRAL	0	PLANALTINA	PLANALTINA	DF	8th REAL ESTATE REGISTER – FEDERAL DISTRICT	371.210
63799	Reg.	AV. BRASIL, Nº 1.420 – CENTRO	0	CENTRO	BALNEÁRIO CAMBORIÚ	SC	1st REAL ESTATE REGISTER – JUDICIAL DISTRICT OF BALNEÁRIO DE CAMBORIÚ	321.947
7502	Reg.	LOTES C1 E C2 DO COMÉRCIO LOCAL 204	0	SANTA MARIA	SANTA MARIA	DF	5th REAL ESTATE REGISTER – FEDERAL DISTRICT	436.027
52477	Reg.	RUA MARECHAL JOSÉ B. BORMANN, 72 E	0	CENTRO	CHAPECÓ	SC	REAL ESTATE REGISTER – JUDICIAL DISTRICT OF CHAPECÓ	1.206.534
23887	Reg.	QNM-2, CONJUNTO F, LOTES 2, 4, 6, 8, 10, 12 E 14. QNM-2, CONJUNTO G, LOTES 1, 3, 5, 7, 9, 11 E 13.	0	CEILÂNDIA	CEILÂNDIA	DF	6th REAL ESTATE REGISTER – FEDERAL DISTRICT	373.922
56830	Copying	RUA XV DE NOVEMBRO, 142	0	CENTRO	RIO DO SUL	SC	REAL ESTATE AND MORTGAGES REGISTER – JUDICIAL DISTRICT OF RIO DO SUL	102.359
18281	Reg.	GLEBA RIBEIRAO COLOMBO	0	0	MARINGÁ	PR	3rd REAL ESTATE REGISTER – MARINGÁ	685.177
Total								459.285
2247	Reg.	RUA 9, QD. 579 LT. 10 A 13	0	ST. AEROVIÁRIO	GOIÂNIA	GO	REAL ESTATE REGISTER OF THE 2nd CIRCUMSCRIPTION – GOIÂNIA	114.821
2248	Reg.							114.821
2249	Reg.							114.821
2250	Reg.							114.821
24530	Reg.	PRAÇA JOAQUIM DA S. LEÃO (RUA JOAQUIM PEDRO), 324	0	RIO VERDE	RIO VERDE	GO	REAL ESTATE REGISTER OF RIO VERDE	249.612
27948	Reg.	RUA IRMAOS PEREIRA 1031	0	0	CAMPO MOURÃO	PR	2nd REAL ESTATE REGISTER – CAMPO MOURÃO	283.622

This page is an integral part of the Minutes of Extraordinary General Meeting of Copart 4 Participações S.A., held on August 06, 2010, at 03:00 pm

Registration– RGI	Registration and Copying	Address	Number	Neighborhood	City	State	Registry Office	Value
100213	Reg.	PORTO ALEGRE – ESTRADA JUCA BATISTA	0	IPANEMA	PORTO ALEGRE	RS	REAL ESTATE REGISTER OF THE 3rd ZONE – PORTO ALEGRE	190.643
94114	Reg.	RUA ELESBAO MURTINHO, 380	0	UNIVERSITÁRIO	CAMPO GRANDE	MS	REAL ESTATE REGISTER OF THE 1st CIRCUMSCRIPTION – CAMPO GRANDE	279.715
24746	Reg.	RUA BRUSQUE ESQ. RUA JOÃO BAUER	0	CENTRO	ITAJAÍ	SC	1st REAL ESTATE REGISTER – JUDICIAL DISTRICT OF ITAJAÍ	317.279
23973	Reg.	AV MARECHA DEODORO, 3246	0	JARDIM TIJUCA	CAMPO GRANDE	MS	REAL ESTATE REGISTER DA OF THE 2nd CIRCUMSCRIPTION – CAMPO GRANDE	360.685
26170	Reg.	RUA VISCONDE DO RIO BRANCO, 1839	0	0	SÃO JOSÉ DOS PINHAIS	PR	REAL ESTATE REGISTER OF THE 1st CIRCUMSCRIPTION – SÃO JOSÉ DOS PINHAIS	352.659
13357	Reg.	RUA ENGENHEIRO SCHAMBER, 477	0	0	PONTA GROSSA	PR	2nd REAL ESTATE REGISTER– PONTA GROSSA	129.132
52920	Reg.	RUA DOMINGOS MIAO, 81	0	RIBEIRÃO MARINGÁ	MARINGÁ	PR	1ST REAL ESTATE REGISTER– MARINGÁ	747.950
11228	Reg.	CAXIAS DO SUL – RUA OS 18 DO FORTE	0	IMIGRANTES	CAXIAS DO SUL	RS	REAL ESTATE REGISTER OF THE 2nd ZONE – CAXIAS DO SUL	502.160
51098	Reg.	RUA TEODORO RISDEN, 670	0	IMPERATRIZ	FOZ DO IGUAÇU	PR	REAL ESTATE REGISTER – FOZ DO IGUAÇU	51.942
43722	Reg.	RUA MANOEL MIGUEL BITTENCOURT, S/N.º	0	HUMAITÁ	TUBARÃO	SC	2nd REAL ESTATE REGISTER – JUDICIAL DISTRICT OF TUBARÃO	38.576
71485	Reg.	RUA MIGUEL JOSÉ JORGE ABRAAO, 306	0	0	MARINGÁ	PR	1st REAL ESTATE REGISTER – JUDICIAL DISTRICT OF MARINGÁ	191.800
1228	Reg.	RUA PARÁ ESQ. C/CEL. JOÃO LOPES ZEDES Nº 432	0	MORRINHOS	MORRINHOS	GO	1st REAL ESTATE REGISTER – JUDICIAL DISTRICT OF MORRINHOS	119.208
Total								141.349
1081	Reg.	RUA PRESIDENTE KENNEDY, 170	0	0	CAMPO LARGO	PR	REAL ESTATE REGISTER – JUDICIAL DISTRICT OF CAMPO LARGO	70.675
29232	Reg.							70.675
9655	Reg.	RUA SERAFIN AFONSO COSTA, 1973	0	0	PARANAVAÍ	PR	1st REAL ESTATE REGISTER – JUDICIAL DISTRICT OF PARANAVAÍ	470.029
126593	Reg.	ÁREA ESPECIAL 19, SETOR E SUL	0	TAGUATINGA	TAGUATINGA	DF	3rd REAL ESTATE REGISTER – FEDERAL DISTRICT	538.965

This page is an integral part of the Minutes of Extraordinary General Meeting of Copart 4 Participações S.A., held on August 06, 2010, at 03:00 pm

Registration– RGI	Registration and Copying	Address	Number	Neighborhood	City	State	Registry Office	Value
14603	Reg.	AV. NS-1 QD. ACSU SO-50, CONJ. 2, LT. 15	0	CENTRO	PALMAS	TO	REAL ESTATE REGISTER – JUDICIAL DISTRICT OF PALMAS	256.977
20203	Reg.	RUA ROCHA POMBO, 242	0	0	CASCAVEL	PR	1st REAL ESTATE REGISTER – JUDICIAL DISTRICT OF CASCAVEL	229.110
28670	Reg.	RUA THEODORO GUIMARÃES, 242	0	0	PONTA GROSSA	PR	REAL ESTATE REGISTER OF THE 1st CIRCUMSCRIPTION – JUDICIAL DISTRICT OF PONTA GROSSA	1.070.352
23529	Reg.	AV. BARÃO DO RIO BRANCO Nº 477	0	CENTRO	JOAÇABA	SC	1st REAL ESTATE REGISTER – JUDICIAL DISTRICT OF JOAÇABA	173.227
26814	Reg.	RUA MARGARIDA SLAVIEIRO, 285	0	0	PONTA GROSSA	PR	REAL ESTATE REGISTER OF THE 1st CIRCUMSCRIPTION – JUDICIAL DISTRICT OF PONTA GROSSA	294.817
33173	Reg.	AVENIDA MADRE LEONIA MELITO	2100	Bela Suiça	Londrina	PR	1st REAL ESTATE REGISTER – Judicial District of Londrina – PR	287.577

5.5	By checking the real estate described in item 5.4 above, the shareholder Brasil Telecom S.A., through the constituti clause [the clause which constitutes the obligation to transfer the thing], confers automatically to the Company the ownership, right and action which it exercises over such real property.

5.6	Approve that the legal publications of the Company be transmitted in the following periodicals: (a) Official Gazette of the State of Rio de Janeiro; and (b) newspaper “Diário Comercial”.

5.7	The Company’s Executive Board is authorized to perform all the necessary acts so that the above resolutions are implemented, as well as for registration of the transfer of the real property mentioned in the competent real estate registers.

6.	Adjournment: And, having nothing further to deal, the works were suspended for the time necessary to draw up these Minutes. When the session was reopened, these minutes were read, approved and signed by the Secretary, the Chairman and the shareholders.

7.	Signatures: Chairman of the Board – Roberto Terziani; Secretary – Daniella Geszikter Ventura; Shareholders: Brasil Telecom S.A..

This version is a faithful copy of the original counterpart drawn up in the appropriate book.

Rio de Janeiro, August 06, 2010.

Daniella Geszikter Ventura

Secretary

This page is an integral part of the Minutes of Extraordinary General Meeting of Copart 4 Participações S.A., held on August 06, 2010, at 03:00 pm

Rua do Ouvidor, 89 – Centro – Rio de Janeiro – RJ

CEP 20040-030 – Tel.: (21) 3852-8989

Av. das Américas, 500 Bl. 11 – Lj 106 – Barra da Tijuca – RJ

CEP 22640-100 – Tel.: (21) 3154-7161

www.cartorio15.com.br

Book No. 2268 DEED OF ORGANIZATION OF

Page No. 196 WHOLLY-OWNED SUBSIDIARY, as follows:-

Act No. 055

On June 18th (eighteen) of 2010 (two thousand and ten) in this city Rio de Janeiro, Capital of the state of Rio de Janeiro at the 15th Notary Office, at Rua do Ouvidor No. 89, FLÁVIA JOCHEM RIBEIRO CALAZANS BARONI appeared before me, Deputy Notary Public, registered at the Judicial Administrative Department [Corregedoria Geral da Justiça] of the state of Rio de Janeiro, under No. 94/8596, of the 15th Notary Office in the city of Rio de Janeiro, located at Rua do Ouvidor, No. 89, Notary Public Fernanda de Freitas Leitão. The following persons attended: GRANTOR(S) BRASIL TELECOM S.A., taxpayer identification number CNPJ/MF 76.535.764/0001-43 and NIRE [Companies Register Identification Number] 53 3 0000622-9,, with registered office in the city of Brasília—DF, at SIA SUL — ASP, Lote D, Bloco B, herein represented pursuant to its Bylaws by its CEO Luiz Eduardo Falco Pires Correa, Brazilian, married, engineer, holder of ID Card No. 6056736, issued by SSP/SP, taxpayer identification number CPF/MF 052.425.988-75 and its Officer Julio Cesar Pinto, Brazilian, consensually separated, accountant, CPF/MF No. 205.088.327-72, holder of ID Card No. 24.027-5, issued by CRC [Regional Accounting Council]/RJ on 11/10/1982, elected pursuant to Minutes of the 155th Extraordinary Meeting of the Board of Directors of February 04, 2010, registered with JUCERJA under No. 00002005127, which is filed in these Notes, by me, Deputy Notary Public, in accordance with said documentation and presented herein, which I attest. They were identified by the documents presented to me. A Note of this instrument shall be sent to the Official of the 5th Office of Registration of Distribution. Then, Grantor, as it is represented told me the following, which I now put into clauses: I) THAT the objective of BRASIL TELECOM S.A. is to organize a wholly-owned subsidiary as a joint stock corporation, in accordance with article 251 of Act 6.404, of 12/15/1976, as amended, which may increase the raising of funds at relatively low cost. II) THAT the Draft of the Bylaws, the Bulletin of Subscription of the initial capital stock of BRL1,000.00 (one thousand reais) and the slip of deposit at Banco do Brasil, corresponding to 10% of the initial capital stock, in the amount of BRL 100.00 (one hundred reais) were presented to me; IIl) THAT the new Company shall be governed by the following rules of its bylaws: BYLAWS OF COPART 5 PARTICIPAÇÕES S.A. – CHAPTER I NATURE AND OBJECTIVES – Article 1—COPART 5 PARTICIPAÇÕES S.A., a closely-held corporation, shall be governed by these Bylaws and by the legislation in force. Article 2—The corporate purpose of the Company is the management and lease of real property, as well as the assignment of rights of any nature, including on real property, and it may let, grant in loan for use, wholly or in part; finally, perform all the acts necessary for the best use of said property, including perform maintenance, repair and improvement of the same. Art. 3,—The Company has its registered office in the city of Rio de Janeiro, state of Rio de Janeiro, and may, by resolution of its Executive Board, create and close branches, agencies, offices, departments and representations. Article 4 – The duration of the Company is 15 (fifteen) years, beginning on the date of its organization and ending on 12.31.2025. CHAPTER II OF THE CAPITAL STOCK AND SHARES—Article 5—The capital stock of the Company, fully subscribed, to be totally paid in by June 21, 2010, in domestic currency, is BRL1,000.00 (one thousand reais) divided into 1,000.00 (one thousand) ordinary shares, all nominative and without par value. Sole Paragraph – Each common share gives the right to one vote in the resolutions of the General Meeting. CHAPTER III OF THE ADMINISTRATION - article 6 - The Company shall be managed by an Executive Board constituted of 02 (two) officers, one being a Chief Executive Officer and a Chief Financial Officer, both residing in Brazil and elected by the General Meeting. Paragraph 1 – The term of management of each Officer shall be 03 (three) fiscal years, the fiscal year being considered as the period comprised between 2 (two) Annual General Meetings, reelection being permitted. Paragraph 2- The Officers shall be invested by an instrument executed in “Minutes of the Meetings of the Executive Board”, any other formalities being waived. Paragraph 3 – The Officers, after the term of management. They shall remain in their respective offices, until the election and investiture of new Officers. Article 7. The Executive Board shall exercise the duties which the law, the bylaws and General Meeting confer upon it to perform acts, however special they may be,

Rua do Ouvidor, 89 – Centro – Rio de Janeiro – RJ

CEP 20040-030 – Tel.: (21) 3852-8989

Av. das Américas, 500 Bl. 11 – Lj 106 – Barra da Tijuca – RJ

CEP 22640-100 – Tel.: (21) 3154-7161

www.cartorio15.com.br

provided that legally admitted, necessary to the regular operation of the Company. Article 8- Any 02 (two) officers can represent the Company and perform the acts necessary for its regular operation. Paragraph 1 – The Company may validly constitute attorneys-in-fact, by the joint signature of: (i) 02 (two) Officers; or (ii) one Officer and an attorney-in-fact or (iii) of two attorneys-in-fact appointed in the same instrument. Paragraph 2 – The Executive Board may authorize the concession of a power of attorney to only 01 (one) Officer, or to only 01 (one) attorney-in-fact, by the joint signature of 02 (two) Officers, and with the specific and determined objective; Paragraph 3- The powers of attorney shall determine, precisely and completely, the powers granted to the attorneys-in-fact and the ad negotia powers of attorney shall always have the term of 1 (one) year and prohibit substitution. Paragraph 4 – The attorneys-in-fact with the “ad judicia” clause may be granted to only one attorney-in-fact, provided that signed by two Officers. Such term may have indeterminate duration. Article 10 – The remuneration of the Officers shall be fixed, global and annual by the General Meeting, which shall also establish, when applicable, the amount and percentage interest of the Executive Board in the Company’s profits, in compliance with the limit provided in Paragraph 1 of article 152 of Act 6,404/76. Article 11- The Executive Board shall meet whenever necessary and its meetings shall be presided over by the CEO or, in his absence, by the Chief Financial Officer or pursuant to 5 of this article. Paragraph 1- The meetings shall be called by any Officer. Paragraph 2. In order for the Executive Board to be able to meet and validly decide, the presence of 2 (two) officers is necessary. Paragraph 3- The resolutions of the Executive Board shall be set forth in an appropriate book and shall be taken by majority vote. “The CEO or the chairman of the meeting shall also, in the case of a tie, have the casting vote. Paragraph 4 – In the absences and impediments of the Chairman, the latter shall be replaced by the Chief Financial Officer. Paragraph 5 – In the event of a vacancy in any of the offices of Officer, the deputy will be chosen by the General Meeting and complete the term of management of the deputy. CHAPTER IV OF THE AUDIT COMMITTEE—Article 12—The Company will have an Audit Committee, comprised of 03 (three) tenured members and an equal number of deputies, and shall function non-permanently. Paragraph 1 – The members of the Audit Committee, natural persons, residing in Brazil, legally qualified, shall be elected by the General Meeting, which decides on the convening of the body, with term of office until the first annual general meeting, which is held after the election. Paragraph 2. Only the members of the Audit Committee shall be entitled to the remuneration established for them by the General Meeting, during the period in which the body operates and who are in the effective exercise of the duties, in compliance with paragraph 3 of article 162 of Act No. 6.404/76, with the wording given by Act No. 9.457/97. Paragraph 3 - The Audit Committee, when convened, shall have the duties set forth in the law; their duties may not be delegated. CHAPTER V OF THE GENERAL MEETINGS - Article 13- The General Meeting, pursuant to the law, shall meet: a) annually, in the first four months, after the fiscal year has ended to: I- take down the accounts of the administrators, discuss and vote on the financial statements; II- decide on allocation of the net profit of the fiscal year, if any, and the distribution of dividends, when applicable; III – elect the managers, when applicable; IV- elect the Audit Committee, when applicable; and b) extraordinarily whenever corporate interests require it. Article 14- The General Meeting shall be convened and directed by a Chairman, chosen by the Shareholder. The secretary of the board shall be freely chosen by the Chairman of the Meeting. Article 15- In addition to the duties set forth in the law, the General Meeting shall privately: (i) approve the annual budget of the Company, the plan of business targets and strategies for the period of effective of the budget; (ii) resolve on the increase of the capital of the Company; (iii) authorize the issue of debentures; (iv) authorize the disposal or encumbrance of assets that integrate the Company’s permanent assets, involving a value equal to or greater than BRL10,000,000.00 (ten million reais), after approval by the

Rua do Ouvidor, 89 – Centro – Rio de Janeiro – RJ

CEP 20040-030 – Tel.: (21) 3852-8989

Av. das Américas, 500 Bl. 11 – Lj 106 – Barra da Tijuca – RJ

CEP 22640-100 – Tel.: (21) 3154-7161

www.cartorio15.com.br

parent company of the Company; (v) authorize the acquisition of the goods that integrate the permanent assets of the Company, whose individual value is equal to or greater than BRL10,000,000.00 (ten million reais), after approval by the Parent Company of the Company; (vi) approve the Company giving secured or personal guarantees for the benefit of third parties, after approval by the parent of the Company; (vii) authorize the practice of free acts, for the benefit of the employees or the community, having in view the Company’s social responsibilities; the giving of guarantees to employees in the case of transfers and/or interstate and/or inter-municipal redistribution shall not characterize a matter, which depends on prior approval by the General Meeting; (viii) approve taking out of loans, financing, commercial lease and issue of promissory notes not contemplated in the Company’s budget, for an individual value greater than BRL10,000,000.00 (ten million reais); (ix) authorize the execution of contracts of any nature, including transactions and waiver of rights, which entail obligations for the Company or for amounts greater than BRL10,000,000.00 (ten million reais), which are not contemplated in the Company’s budget; (x) approve the policy of complementary pension plan of the Company and collective bargaining; (xi) approve the proposal of Executive Board with respect to the Company’s Internal Regulations, including the specific competencies and duties of the Company’s Officers appointed in its Bylaws; (xii) authorize the Company to execute, alter or terminate Shareholders’ Agreements; (xiii) elect and remove, at any time, the Officers of the Company appointed in its Bylaws, setting their duties, in compliance with the relevant provisions of these Bylaws. CHAPTER VI OF THE FISCAL YEAR—Article 16- The fiscal year shall begin on January 1 and end on December 31. Article 17- At the end of each fiscal year, the Executive Board will order the preparation of the Balance Sheet and the other financial statements required by law. Article 18- At the end of each fiscal year, the General Meeting will approve a proposal on the total allocation of the profit of the fiscal year. The General Meeting will determine the importance to be given to the formation of Reserves and reversal of those Reserves constituted in previous fiscal years. Sole Paragraph – The financial statements will demonstrate the allocation of the net profits, presupposing its approval by the Annual General Meeting. Article 19- The Company’s shareholder will receive, as mandatory dividend, in each fiscal year, an amount equivalent to 25% (twenty-five percent) of the adjusted net profit pursuant to the law. Article 20- The Company may draw up semi-annual balance sheets and declare, by resolution of the Executive Board, dividends to the account of the profit shown in these same balance sheets. Sole Paragraph – Still by resolution of the Meeting, interim dividends may be declared, to the account of accumulated profits or profit reserves existing in the last annual or semi-annual balance sheet. Article 21- The Company, by resolution of the General Meeting may pay or credit interest on the shareholders’ capital pursuant to the terms of article 9, paragraph 7 of Act No. 9.249 of 12.26.1995 and of the relevant legislation and regulation, up to the limit of the minimum mandatory dividends contemplated in article 202 of Act No. 6.404/76, which shall be imputed to dividends. CHAPTER VII LIQUIDATION, DISSOLUTION AND WINDING UP- Article 22- The Company shall start liquidation in the cases set forth in the law, by resolution of the General Meeting, which will establish the manner of liquidation and elect the liquidator. IV) THAT, after the Bylaws are approved, it was then declared that COPART 5 PARTICIPAÇÕES S.A. was organized. It shall have its registered office in the city of Rio de Janeiro, RJ. V) THAT they elect as members of the Company’s Executive Board, with term of 3 (three) years, Mr. Roberto Terziani, Italian, married, statistician, holder of Identity Card No. W623866-K, taxpayer identification CPF/MF No. 059740977-34, with address at Praia do Flamengo, No. 82, apto. 302, Flamengo, Rio de Janeiro, RJ, to the office of CEO, and Mr. Paulo Altmayer Gonçalves, Brazilian, married, engineer, holder of ID No. 8002420647, issued by SJS/RS, CPF/MF 153.421.660-04, with address at Avenida Firmino Octávio Bimbi, No. 255, casa 29-B, Cavalhada, Porto Alegre, RS, to the office of Chief Financial Officer, setting the individual monthly remuneration of BRL 5,000.00 (five thousand reais). The Officers elected will be invested on this date, upon an instrument drawn up in the book of “Minutes of the Meetings of the Executive Board”, which will be authenticated at the Trade Register. VI) THAT this is executed irrevocably and irreversibly and reflects truthfully the will of the Subscriber or its successors on any account. VII) THAT the Subscriber told me that it accepts this deed as written; that this deed faithfully portrays its will, and that all the expenses with it and its registration at the competent Trade Register – shall be at its own expense. Examined by the attorney responsible, Daniella Geszikter Ventura, Brazilian, married, attorney, holder of ID No. 120675,

Rua do Ouvidor, 89 – Centro – Rio de Janeiro – RJ

CEP 20040-030 – Tel.: (21) 3852-8989

Av. das Américas, 500 Bl. 11 – Lj 106 – Barra da Tijuca – RJ

CEP 22640-100 – Tel.: (21) 3154-7161

www.cartorio15.com.br

issued by OAB/RJ and holder of CPF No. 078092467-39, residing and domiciled in this city, with commercial address at Rua Humberto de Campos, 425, 5º andar, Leblon. I certify that for this act legal costs are due as per Table VII, item I in the amount of: BRL536.02, IT costs in the amount of BRL3.02, communication and IT costs for the Distributor, in the amount of BRL7.66, typing BRL4.03, plus BRL42.38 Provision 15/2007, plus 20% for FETJ (Act No. 3217/99 of 05.27.99), in the amount of BRL118.62, plus 5% for FUNDPERJ (Act 04/2006), in the amount of BRL29.65, plus 5% for FUNPERJ (Act 111/2006), in the amount of BRL29.65, that the contributions set forth in Acts No.s 3761/02 shall be paid at Banco Itaú, as determined by the Judicial Administrative Department [Corregedoria Geral da Justiça], in the amount of BRL8.90 and 590/82, in the amount of 0.17, plus distribution of the deed in the amount of BRL 20.14 and certificate to extract, which shall be withheld in the deadlines of and pursuant to the Law. I, FLAVIA JOCHEM RIBEIRO CALAZANS BARONI, Deputy Notary, drew up, read out loud and close this act to the grantors and the attorney responsible; THAT they accept and waive the presence and execution of the witnesses, (signature) BRASIL TELECOM S.A. (Luiz Eduardo Falco Pires Correa – Alex Waldemar Zornig _ Daniella Geszikter Ventura – CERTIFIED on 07/09/2010, by me, FLÁVIA JOCHEM RIBEIRO CALAZANS BARONI, (Deputy Notary), through the computing system, in accordance with article 41, of Act No. 8.935, of 11/18/1994, sign and hereunto set my hand and seal.

For the Certificate: BRL19.37